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                                  Pfizer, Inc.
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                              Pharmacia Corporation
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The following are communications sent to employees.

                              PHARMACIA CORPORATION
                       MEDIA REPORT - MONDAY 15 JULY 2002

Contents

CORPORATE
PHARMACIA BOUGHT OUT BY PFIZER
TT, 15/7/02
PHARMACIA: ANSWER DURING TODAY
TT, 15/7/02
PHARMACIA SHARE TRADING STOPPED
TT, 15/7/02
"TIGHTEN UP DRUGS RULES"
Dagens Nyheter, 15/7/02
PHARMACIA CANCER MEDICINE APPROVED IN JAPAN
TT, 12/7/02
Dagens Nyheter, 13/7/02
Direkt, 12/7/02
Goteborgs-Posten, 13/7/02
PHARMACIA: APPLICATION MADE FOR APPROVAL OF EPLERENONE IN JAPAN
Direkt, 12/7/02
EXPRESSEN CREATED XENICAL
Dala-Demokraten, 12/7/02

CORPORATE
PHARMACIA BOUGHT OUT BY PFIZER
TT, 15/7/02
The Wall Street Journal reports that the pharmaceutical company, Pharmacia, has been bought out by its competitor, Phizer. The deal is worth an estimated USD 60 billion, and is anticipated to be unveiled on Monday. According to the Wall Street Journal, Pharmacia's shareholders are being offered 1.4 Phizer shares for each of their shares. It values the Pharmacia share at USD 45.08. (TT)

PHARMACIA: ANSWER DURING TODAY
TT, 15/7/02
On Monday morning, Pharmacia would not comment on information stating that Phizer had bought out the company. Pharmacia will be making an announcement during today, and the company CEO will be making a statement. (TT)

PHARMACIA SHARE TRADING STOPPED
TT, 15/7/02
The Stockholm Stock Exchange, in consultation with Pharmacia, has decided to stop trading in the company's shares. Details are anticipated later today. (TT)

"TIGHTEN UP DRUGS RULES"
Dagens Nyheter, 15/7/02
The price differences for drugs between EU countries are great. A comprehensive trade currently takes place between low and high price countries. Pharmaceutical companies disapprove of this parallel import, but the EU supports it.

Now EFIPA, the organisation for the large pharmaceutical companies, is protesting against the agreement on drugs with prospective future member states. According to EFIPA, far too much room is being left for parallel imports. EFIPA is demanding a renegotiation of the drugs agreement, and the organisation wants assurances that future member states will observe the patent laws and copyright on original drugs for 20 years.

PHARMACIA CANCER MEDICINE APPROVED IN JAPAN
TT, 12/7/02
Dagens Nyheter, 13/7/02
Direkt, 12/7/02
Goteborgs-Posten, 13/7/02
On Friday, the Japanese department of health approved Pharmacia's anti-cancer drug, Aromasin. The drug is used in the treatment of breast cancer in post-menopausal women. "The approval in Japan strengthens confidence in the medicine as an important anti-cancer drug all over the world," wrote Pharmacia in a press release. Aromasin has now been approved in 49 countries. (TT)

PHARMACIA: APPLICATION MADE FOR APPROVAL OF EPLERENONE IN JAPAN
Direkt, 12/7/02
Pharmacia has recently submitted an application to the Japanese authorities for the approval of Eplerenone. The drug is used in the treatment of high blood pressure.

EXPRESSEN CREATED XENICAL
Dala-Demokraten, 12/7/02
Professor Beerman of the Swedish Medicines Agency considers a new business culture to be colouring the merged pharmaceutical giants in Sweden.
"...Where it concerns Pharmacia Upjohn, many people have been surprised at how the company has dropped small products with low profitability. Previously, there was the sense that they were maintaining these products as a service to healthcare," says Beerman.


Annika Thofelt, +46 63 19 36 42
annika.thofelt@observer.se
(C)Copyright, Observer Sverige AB

JULY 17, 2002

People connected to Pharmacia whose statements are reported in the Swedish media.

PRESS
Newspaper: Dagens Industri
Headline: Pots of gold for head of Pharmacia
Person: Hakan Astrom
Statements:
     "The systems are a bit different. In the USA, pensions can be paid out as a lump sum too", says Hakan Astrom, President of Pharmacia Sweden.
     "Right now, most people are keeping all their options on ice", says Hakan Astrom.
     "I am not one of the five highest paid people, so I'm not on the list", he says jokingly, adding: "I am comfortable with my conditions (of employment)".

Newspaper: Upsala Nya Tidning
Headline: Decision on future delayed
Person: Marianne Baarnhielm, head of Public Affairs
Statements:
     "We are in the process of sending out a letter to all employees in Sweden. We hope to be able to send out a letter to all employees in Sweden. We hope to be able to finish writing it today", says Marianne Baarnhielm, head of Public Affairs at Pharmacia.
     "For the rest of the week we will continue to work on what we already know", says Marianne Baarnhielm.
     "It was not so much a question of if, rather about who and when".

Newspaper: Svenska Dagbladet
Headline: Second to last Swede out
Person: Hakan Astrom
Statement:
Hakan Astrom, Vice President of Pharmacia, realizes that his days in the Swedish-American pharmaceutical company are numbered, now that the US pharmaceutical giant Pfizer has tabled a mouth-watering bid for Pharmacia.

"It's a friendly takeover and it's based on the management in place at Pfizer. We in the executive management team at Pharmacia will find it difficult to get a similar job at Pfizer. It is a very good deal and a very good company but there is no room for duplication of roles in their management", he says.
"Of course, I will come back to Europe some time. It's getting to the end of the five years in the USA that I intended from the beginning", he says.
One of the countries in Europe that he particularly likes is the UK, where he lived for a total of six years. He lets it be known that he would like to find a job there, which would bring him considerably nearer to his native country.
So you have no desire to stay in the USA?
"It is a fantastically exciting country and the pharmaceutical industry has become more and more an American industry. But my heart is in Sweden.

According to Hakan Astrom, it is too early to go into what will happen to Pharmacia's employees in Sweden. The personnel may not get a decision until the end of the year in which the merger is completed.

"Planning and work on integration is getting started now, but the companies must be run as independent companies until the shareholders and competition authorities have had their say".

Hakan Astrom believes that both shareholders in Pfizer and Pharmacia and competition authorities will give the thumbs up to the merger.

What will Sweden mean to Pfizer in the future?
"Pharmacia has many operations that are highly unique to Pharmacia and will certainly also be successful to Pfizer in the future".

Hakan Astrom does not believe that Pharmacia's announced multi-million investment in biotechnology production at Strangnas will meet with any opposition.

"Project planning for two production facilities at Strangnas is in progress for products that are on the market, so there is very little reason to think this will be stopped. But no decision on the project will be taken until the project planning process is complete, and that will not be until late this year".

Hakan Astrom is not expecting, either, that Pfizer's bid for Pharmacia will overturn the plans that Swedish research company Biovitrum is forging for a stock market flotation. Pharmacia has a stake of just less than 20 percent in Biovitrum.

Newspaper: Dagens Nyheter
Headline: Trade unions cautiously in favor
People: Inger Nilson, Vice Chair of Pharmacia Stockholm branch of Industrifacket (the Industrial Workers' Union), Anna-Tora Martin, of the board of the (Pharmacia) branch of CF, (the Swedish Association of Graduate Engineers), Ingela Widen, Chair of the (Pharmacia) branch of SIF, (the Swedish Union of Clerical and Technical Employees in Industry).

Statement:
Yesterday, briefing meetings for the personnel were held, at which a recording of a video conference in the USA were played. "But what was said there must not be repeated outside" says Inger Nilsson.
What does the union think about it?
     We think it's good".
Why is it good?
     "Because we have a channel that works as it should".

Anna Tora Martin, of the board of the (Pharmacia) branch of CF, (the Swedish Association of Graduate Engineers), describes the attitude of its members as "wait-and-see, cautiously in favor".

To SIF branch chair Ingela Widen, it is "exciting" that Pharmacia/Pfizer - if the merger goes ahead - will be the biggest pharmaceutical company in the world. How many SIF jobs will be affected by the merger, she does not know yet and because she is on holiday, she did not attend the briefing meeting for personnel that was held yesterday.

Newspaper: di.se
Headline: "Gaps in Swedish medical research"

Person: Ulla Reinius
Statement:
     "I have great confidence in Swedish medical research, but it has gaps, which has meant that much of the development process is being drawn to America", says Ulla Reinius, director at Pharmacia since 1992.
     There is a development stage between the final phase of development of a product and commercial production; this comprises registration, testing, dosing etc., in other words, the industrial phase. There, we need more expertise and experience".
What are the justifications for this kind of merger?
     "There is downward pressure on the margins of the big pharmaceutical companies. There is pressure on prices because of a new awareness of pharmaceutical prices, above all in the USA. Part of it is because research and development are getting more and more expensive. There are ever-increasing demands, with more patients to base research on, and from the registration authorities to allow the companies to get their products through. In that situation, you need to find the benefits of scale in research and marketing".

Will we see more mergers within the near future?
     No-one can know. It is stupid to speculate about that".

The Strangnas factory has had problems with the USA's FDA. Does this mean that there is a possibility that the factory will be closed down when Pfizer comes to rationalize the organization?
     "I cannot comment on any issues relating to the merger".

INTERNET NEWSPAPERS
Newspaper: di.se
Headline: No explanation for trading on Frankfurt Stock Exchange
Person: Marianne Baarnhielm
Statement:
Pharmacia has no any reasonable explanation as to why shares (in Pharmacia) were traded on Monday, when trading was halted in Stockholm.
     "When the rumors of a bid for pharmaceutical giant Pharmacia were made public by the New York Times and the Wall Street Journal early on Monday morning, trading in Pharmacia shares was halted on the Stockholm Stock Exchange. But in Frankfurt trading continued on Deutsche Borse's Xetra platform as usual".

     "I have no explanation as to why trading in Pharmacia shares was not halted there. But we are not actually listed in Frankfurt", says Marianne Baarnhielm, head of Public Affairs at Pharmacia Sweden.

NEWS AGENCIES
Nothing to report.

RADIO/TV
Nothing to report.

                              SAFE HARBOR STATEMENT

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.